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                                                                   EXHIBIT 10.16

                      REIMBURSEMENT AND SECURITY AGREEMENT

         This REIMBURSEMENT AND SECURITY AGREEMENT, dated as of March 15, 2001 (this "Agreement") , is entered into by and between DAVID C. KING ("Obligor") and PROXIM, INC., a Delaware corporation ("Proxim").


                                    RECITALS

         A. The Bear Stearns Companies, Inc., Bear Stearns Securities Corp. or Bear Stearns & Co. Inc. (including any of their respective affiliate organizations, the "Bear Stearns Entities") has entered into a Customer Agreement with Obligor dated as of ____________, ___ (the "Customer Agreement") which provides for, among other things, the ability of Obligor to obtain margin loans, which obligations are secured by, among other things, shares of Proxim common stock owned by Obligor.

         B. The Board of Directors of Proxim has determined that it is the best interests of Proxim and its stockholders that Proxim execute a Guaranty in favor of the Bear Stearns Entities dated as of March 15, 2001, to guaranty the obligations of Mr. King under the Customer Agreement up to a maximum of $5,000,000 (the "Guaranty").

         C. In order to induce Proxim to guaranty the obligations of Obligor under the Customer Agreement, Obligor has agreed to enter into this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Obligor hereby agrees with Proxim as follows:

         1. REIMBURSEMENT. If Proxim shall at any time or from time to time make any payment to the Bear Stearns Entities after demand by the Bear Stearns Entities under the Guaranty, Obligor shall immediately reimburse Proxim (a) for all amounts paid to the Bear Stearns Entities under the Guaranty, and (b) any costs or expenses, including without limitation reasonable attorneys fees and costs (including the fees of attorneys employed by Proxim), incurred by Proxim in connection with any demand made by the Bear Stearns Entities under the Guaranty or the enforcement of or attempt to enforce any of the obligations of Obligor which are not performed as and when required by this Agreement. The Obligations under this Agreement shall be absolute, unconditional and irrevocable and shall not be reduced by any set-off or any event or occurrence including any action or inaction by the Bear Stearns Entities or the unenforceability of the agreements under which the Loan was made. "Obligations" shall mean and include all amounts due Proxim under this Agreement or applicable law in connection with the Guaranty and the obligations thereunder, now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due. Any Obligations not paid when due shall bear interest a rate per annum equal to the "prime rate" as set forth in the "Money Rates" column of The Wall Street Journal from time to time, plus 4%, and such interest shall become part of the Obligations.

         2. GUARANTY FEE. In consideration of Proxim's delivery of the Guarantee to the Bear Stearns Entities, Obligor agrees that for so long as the Guaranty has not been terminated he shall pay on the last day of


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each calendar month a guarantee fee for each month equal to 0.25% of the maximum amount of the Guarantee. The fee shall be pro-rated for any portion of a month in which it is outstanding.

         3. SATISFACTION OF LOAN OR RELEASE OF GUARANTY. Obligor agrees that if Obligor's continued employment by Proxim shall terminate for any reason (including without limitation by reason of resignation, death or disability), Obligor shall within [10] days of such termination, at Obligor's expense, either
(i) satisfy in full his obligations under the Customer Agreement or (ii) cause the Bear Stearns Entities to release Proxim from the Guaranty. Obligor agrees to take any such action as is necessary to obtain a release of Proxim's Guaranty notwithstanding any additional expense associated with such release.

         4. COVENANTS OF OBLIGOR. Obligor agrees:

                  (a) To timely perform all of his obligations to the Bear Stearns Entities entered into in connection with the Customer Agreement.

                  (b) To give Proxim prompt notice of any default in the observance of Obligor's obligations to the Bear Stearns Entities under the Customer Agreement and to immediately cure any such default.

                  (c) To transfer all of Obligor's other investment property consisting of liquid securities, money market funds and similar assets, as soon as reasonably practicable, into the account with the Bear Stearns Entities to secure the obligations under the Customer Agreement and to take all other reasonably practicable steps prevent the Guaranty from being called by the Bear Stearns Entities.

                  (d) To sell any and all securities and other assets necessary, including without limitation the orderly sale of shares of Proxim common stock in compliance with Proxim's insider trading policy and take all actions reasonably necessary to terminate and cause the Bear Stearns Entities to release Proxim from the Guaranty;

                  (e) Within 10 business days or as soon as practicable, to obtain a home equity loan on his principal residence at 345 Hermosa, Menlo Park, California, and apply the proceeds thereof to the obligations under the Customer Agreement, or in the alternative, to deliver a second deed of trust to Proxim securing the obligations under this Agreement.

                  (f) While the Guaranty is outstanding, not to deliver any orders with respect to the Customer Agreement to the Bear Stearns Entities other than liquidation orders.

                  (f) To give Proxim prompt notice of any change of address by Obligor.

         5. SECURITY. As security for the Obligations, Obligor hereby pledges and grants to Proxim a security interest in all right, title and interest of Obligor in and to the property described in Attachment 1 hereto (collectively and severally, the "Collateral"), which Attachment 1 is incorporated herein by this reference.

         6. AUTHORIZED ACTION BY PROXIM.

         (a) Obligor hereby authorizes Proxim to request and the Bear Stearns Entities to provide periodic


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reports on the status of the obligations under the Customer Agreement, Obligor's payment record and any other credit information with respect to Obligor or the obligations under the Customer Agreement. Obligor hereby irrevocably appoints Proxim as its attorney-in-fact and agrees that Proxim may perform (but Proxim shall not be obligated to and shall incur no liability to Obligor or any third party for failure so to do) any act which Obligor is obligated by this Agreement to perform, and to exercise such rights and powers as Obligor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all distributions, dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process and preserve the Collateral;
(d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; and (e) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Proxim shall not exercise any such powers prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Obligor agrees to reimburse Proxim upon demand for any reasonable costs and expenses, including attorneys' fees, which Proxim may incur while acting as Obligor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Proxim gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Proxim's possession; provided, however, that Proxim shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral. So long as no Event of Default shall have occurred and be continuing, Obligor shall be entitled to receive and retain free and clear of the security interest of Proxim hereunder any and all distributions, dividends and interest paid in respect of the Collateral.

         (b) During any period after termination of Obligor's employment in Proxim and prior to termination and release of the Guaranty, Proxim shall have the right to have all distributions, dividends and interest paid in respect of the Collateral delivered to it and held as Collateral until such time as the the Guaranty is released or until Proxim otherwise exercises its rights as a secured party with respect thereto. Proxim shall have no responsibility for any diminution in value of any Collateral held during such period, it being understood that Obligor may obtain the release of any such Collateral at any time by satisfying the Obligations under this Agreement.

         7. DEFAULT AND REMEDIES. Obligor shall be deemed in default under this Agreement upon the occurrence and during the continuance of any of the following events (each, an "Event of Default"):

                  (a) Obligor shall default with respect to any obligation to the Bear Stearns Entities in connection with the Customer Agreement and such default shall continue uncured for [30] days.

                  (b)      Obligor shall default on its obligations under
                           Section 2 of this Agreement or Obligor shall default with respect to any other obligation to Proxim under this Agreement and such default shall continue uncured for 30 days.

                  (c) The Bear Stearns Entities shall make any demand for payment under the Guaranty.

                  (d) Obligor shall become the subject of any bankruptcy or insolvency proceeding.


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                  (e)      Obligor shall resign or otherwise terminate his
                           employment as Proxim's Chief Executive Officer.

Upon the occurrence and during the continuance of any such Event of Default, Proxim shall have all of the rights set forth under this Agreement and all of the rights of a secured creditor under the California Uniform Commercial Code and other applicable law. Obligor acknowledges and recognizes that Proxim may be unable to effect a public sale of all or a part of the Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Obligor acknowledges that any such private sales may be at prices and on terms less favorable than those of public sales, and agrees that so long as such sales are made in good faith such private sales shall be deemed to have been made in a commercially reasonable manner and that Proxim has no obligation to delay sale of any Collateral to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended or under any state securities law.

         8. MISCELLANEOUS.

                  (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Obligor or Proxim under this Agreement shall be in writing and delivered to each party at the address most recently provided by such party to the other party.

                  (b) Nonwaiver. No failure or delay on Proxim's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

                  (c) Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Obligor and Proxim. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

                  (d) Assignments. This Agreement shall be binding upon and inure to the benefit of Proxim and Obligor and their respective successors and assigns; provided, however, that Obligor may not assign or delegate rights and obligations hereunder without the prior written consent of Proxim.

                  (e) Cumulative Rights, etc. The rights, powers and remedies of Proxim under this Agreement shall be in addition to all rights, powers and remedies given to Proxim by virtue of any applicable law, rule or regulation of any governmental authority or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Proxim's rights hereunder.

                  (f) Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

                  (g) Expenses. Obligor shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Proxim in connection with any demand by the Bear Stearns Entities under the Guaranty related to the Loan, or the enforcement or attempt to enforce any of the obligations of Obligor which are not performed as and when required by this Agreement.


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                  (h) Entire Agreement. This Agreement constitutes and contains the entire agreement of Obligor and Proxim with respect to the subject matter hereof and supersedes any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

                  (j) Jury Trial. EACH OF OBLIGOR AND PROXIM, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (k) Arbitration.

                           (i) Obligor and Proxim agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement and the transaction contemplated hereby shall be subject to binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"), unless otherwise required by law. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                           (ii) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. Obligor hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

                           (iii) The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

                           (iv) OBLIGOR HAS CAREFULLY READ AND UNDERSTANDS THE ARBITRATION PROVISIONS OF THIS AGREEMENT. OBLIGOR IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT DURESS OR UNDUE INFLUENCE. OBLIGOR UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, OBLIGOR AGREES TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF OBLIGOR'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS AGREEMENT.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first written above.


                             -------------------------
                             -------------------------




                             PROXIM, INC.

                             A DELAWARE CORPORATION

                             By: /s/ Keith E. Glover
                                 -----------------------------------------------
                             Name:  Keith E. Glover
                             Title: Vice President of Finance and Administration
                                    and Chief Financial Officer


                             By: /s/ David C. King
                                 -----------------------------------------------
                             Name:  David C. King
                             Title: Chairman of the Board of Directors,
                                    President and Chief Executive Officer



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                       ATTACHMENT 1 TO SECURITY AGREEMENT

         All right, title and interest of Obligor, now owned or hereafter acquired, in and to, the following:

         (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and books relating to any of the foregoing;

         (c) All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

         (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Obligor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Obligor (subject, in each case, to the contractual rights of third parties to require funds received by Obligor to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Obligor and Obligor's books relating to any of the foregoing;

         (e) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Obligor's books relating to the foregoing; and

         (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.


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